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                                                                   Exhibit 10.15

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of April ___, 2006, by and among Abbott Laboratories, a corporation organized and existing under the laws of the State of Illinois and having a principal place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064 ("Abbott") and ImaRx Therapeutics, Inc., a corporation organized and existing under the laws of Delaware and having a principal place of business at 1635 East 18th Street, Tucson, Arizona 85719 ("ImaRx"), and LaSalle Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, with its principal office in Chicago, Illinois (the "Escrow Agent").

     WHEREAS, ImaRx and Abbott are parties to an Asset Purchase Agreement (the "Purchase Agreement") dated as of April 10, 2006.

     WHEREAS, ImaRx is the maker of a Secured Promissory Note (the "Note"), dated as of even date herewith in favor of Abbott in the principal amount of $15,000,000.

     WHEREAS, pursuant to the terms of the Security Agreement (the "Security Agreement") by and between Abbott and ImaRx, the Obligations (as defined in the
Note) of ImaRx are secured by the Collateral (as defined in the Security Agreement).

     WHEREAS, among other things, the Collateral includes any and all proceeds (the "Proceeds") from the sale or transfer of the Inventory (as defined in the Purchase Agreement), which such Proceeds are to be held in escrow, pursuant to the terms of the Security Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                             ESTABLISHMENT OF ESCROW

1.1 From and after the execution of this Agreement, the following will occur, all of which shall be acknowledged by Abbott, ImaRx, and the Escrow Agent:

     (a) Within five Business Days, ImaRx will deposit with the Escrow Agent 50% of the proceeds of any sales of Inventory in the ordinary course of business, consistent with past practice after ImaRx has received proceeds from such sales equal to Five Million U.S. dollars. Such deposits, together with any investment earnings thereon, shall hereinafter collectively be referred to as the "Escrow Fund." ImaRx shall make the deposits referenced in this Section 1.1(a) until the earlier of (A) the Note being repaid in full or (B) ImaRx having deposited Fifteen Million U.S. dollars with the Escrow Agent.

     (b) Abbott and ImaRx hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as the escrow agent and depositary subject to the terms and conditions set forth herein. The Escrow Agent shall receive the Proceeds and agrees to hold the Escrow Fund in a separate and distinct account (the "Escrow Account") which, subject to the terms and




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conditions of this Agreement, will be available for disbursement to ImaRx or
Abbott at the Escrow Agent's office in Chicago, Illinois. The Escrow Agent shall not distribute or release any of the Escrow Fund except in accordance with the express terms and conditions of this Agreement.

                                   ARTICLE II
                            INVESTMENT OF ESCROW FUND

2.1 The Escrow Fund shall be invested as soon as reasonably practicable, including income earned on said investment, in the Federated Treasury Obligations Fund (Trust Shares).

2.2 The Escrow Agent shall not be responsible to Abbott or ImaRx or any other person or entity for any loss or liability arising in respect of any directed investment in Section 2.1 except to the extent that such loss or liability arose from the Escrow Agent's gross negligence or willful misconduct.

                                   ARTICLE III
                      DISBURSEMENTS FROM THE ESCROW ACCOUNT

3.1 The Escrow Agent shall only disburse amounts held in the Escrow Account as follows:

     (a) If on or before December 31, 2007, Abbott and ImaRx each execute and deliver a written notice of termination (the "Repayment Notice") to the Escrow Agent notifying the Escrow Agent of ImaRx' indefeasible payment in full of ImaRx' Obligations under the Note, then within 2 Business Days of the date that the Escrow Agent receives the Repayment Notice, the Escrow Agent shall deliver the Escrow Fund to ImaRx in accordance with the instructions for payment provided in the Repayment Notice.

     (b) If the Escrow Agent does not receive the Repayment Notice on or before December 31, 2007, then on December 31, 2007, the Escrow Agent shall deliver the Escrow Fund to Abbott via wire transfer of immediately available funds, in accordance with Abbott's written instructions less the amount of any written claim against the Escrow Fund delivered to Escrow Agent by Abbott and ImaRx prior to such date (a "Claim), in which event the Escrow Agent shall deliver an amount equal to the Escrow Fund less the amount of the Claim to Abbott via wire transfer of immediately available funds, in accordance with Abbott's written instructions, and shall hold the balance of the Escrow Fund pending resolution of the Claim pursuant to Section 5.3.

     (c) At any time prior to December 31, 2007, ImaRx may, by delivery of written notice to the Escrow Agent and Abbott, instruct the Escrow Agent to pay such amounts from the Escrow Account to Abbott as ImaRx may instruct.

     (d) On the 15th day of each calendar month following the date hereof, the Escrow Agent shall deliver to Abbott and ImaRx a statement detailing the amounts deposited into the Escrow Account as of such date.


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                                   ARTICLE IV
                             COMPENSATION; EXPENSES

4.1 In consideration for its services as Escrow Agent, the Escrow Agent shall be entitled to receive the compensation set forth in Exhibit A hereto, as well as the reimbursement of all reasonable out-of-pocket costs and expenses actually incurred by the Escrow Agent in the performance of its duties hereunder. Abbott and ImaRx shall share equally such compensation and expenses.

4.2 To the extent any amount due to the Escrow Agent pursuant to Section 4.1 is not paid, the Escrow Agent shall notify all parties hereto and if such amount is not paid within five (5) Business Days of such notice, then the Escrow Agent may deduct the same from the Escrow Account. In the event that Escrow Agent has offset such fees and expenses from the Escrow Fund, the party or parties failing to pay the same directly to Escrow Agent shall promptly reimburse the Escrow Fund for the same.

                                    ARTICLE V
                         EXCULPATION AND INDEMNIFICATION

5.1 The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement. In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects. The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obligated to inquire as to the form, execution, sufficiency, or validity of any such instrument nor to inquire as to the identity, authority, or rights of the person or persons executing or delivering same.

5.2 The Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment. Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent.

5.3 In the event the Escrow Agent is notified of any dispute, disagreement or legal action between Abbott and ImaRx, and any third party relating to or arising in connection with the escrow, the Escrow Fund, or the performance of the Escrow Agent's duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings, arbitration, or other means as, in the Escrow Agent's discretion, it may require. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves, provided that such action must be brought before the Arbitrator pursuant to Article XV hereof if the dispute involves solely Abbott and ImaRx. The Escrow Agent is authorized, at its option, to


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deposit with the Clerk of the Court or the Arbitrator, as applicable, all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys' fees incurred by the Escrow Agent due to the interpleader action and which ImaRx agrees to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

5.4 Abbott and ImaRx hereby agree, jointly and severally, to indemnify and hold the Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all costs, damages, judgments, attorneys' fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent's gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorneys' fees, expenses, obligations, and liabilities. The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

                                   ARTICLE VI
                            TERMINATION OF AGREEMENT

6.1 This Agreement may be terminated at any time upon the receipt by the Escrow Agent of three (3) Business Days prior written notice of termination by ImaRx and Abbott directing the distribution of all assets then held by the Escrow Agent under and pursuant to this Agreement, in accordance with the written instructions delivered to the Escrow Agent with the notice of termination. This Agreement shall automatically terminate if and when all amounts in the Escrow Account (including all the securities in which any of the funds deposited into the Escrow Account shall have been invested) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement; provided, however, that the rights and obligations of the parties hereto shall survive the termination hereof.

                                   ARTICLE VII
                           RESIGNATION OF ESCROW AGENT

7.1 The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to Abbott and ImaRx; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Abbott and ImaRx shall use their commercially reasonable efforts to select a successor escrow agent within thirty
(30) days after receiving such notice. If Abbott and ImaRx fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement. The Escrow Agent shall be paid any outstanding fees and expenses prior to transferring assets to a successor escrow agent.


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                                  ARTICLE VIII
                                     NOTICES

8.1 All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) immediately if sent by facsimile transmission (with a confirming copy sent the same Business Day by registered or certified mail or by nationally recognized overnight courier), or by hand delivery (with signed return receipt), or (b) the next Business Day if sent by nationally recognized overnight courier, in any case to the respective addresses as follows:

     If to Abbott to:        Abbott Laboratories
                             100 Abbott Park Road
                             Building AP6D, Department 364
                             Abbott Park, Illinois 60064-6020
                             Attn: General Counsel
                             Facsimile: 847-938-6277

     With a copy to:         Kirkland & Ellis LLP
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                             Attn: R. Scott Falk, P.C.
                             Facsimile: 312-861-2200

     If to ImaRx, to:        ImaRx Therapeutics, Inc.
                             1635 East 18th Street
                             Tucson, Arizona 85719
                             Attn: Greg Cobb
                             Facsimile Number: (520) 791-2437

     With a copy to:         DLA Piper Rudnick Gray Cary LLP
                             701 Fifth Avenue, Ste 7000
                             Seattle, Washington 98104
                             Attn: Jeffrey E. Harmes
                             Facsimile Number: (206) 839-4801

     If to the Escrow Agent: LaSalle Bank National Association
                             135 South LaSalle Street
                             Suite 1960
                             Chicago, IL 60603
                             Attention: Sue Strack
                             Telephone: (312) 904-4570
                             Fax: (312) 904-2236


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                                   ARTICLE IX
                                  GOVERNING LAW

9.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the parties hereto consent to jurisdiction in the State of Illinois and venue in any state or federal court located in the City of Chicago.

                                    ARTICLE X
                              AUTOMATIC SUCCESSION

10.1 Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its Escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

                                   ARTICLE XI
                           AMENDMENT AND MODIFICATION

11.1 Abbott, ImaRx and the Escrow Agent may amend, modify, and/or supplement this Agreement as they may mutually agree in writing.

                                   ARTICLE XII
                                  COUNTERPARTS

12.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.

                                  ARTICLE XIII
                                 INTERPRETATION

13.1 The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

13.2 As used in this Agreement, "Business Day" means a day other than a Saturday, Sunday, or other day when banking institutions in Chicago, Illinois are authorized or required by law or executive order to be closed.

                                   ARTICLE XIV
                                  SEVERABILITY

14.1 The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.


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                                   ARTICLE XV
                             RESOLUTION OF DISPUTES

15.1 Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, or any unilateral Repayment Notice, shall be settled by arbitration in accordance with commercial rules of the American Arbitration Association ("AAA"). Arbitration proceedings conducted pursuant to this Article XV shall be held in Chicago, Illinois.

15.2 Arbitrations shall be conducted by a single arbitrator (the "Arbitrator") selected at random from a list of arbitrators maintained in the office of AAA in Chicago, Illinois. The Arbitrator must be a person experienced in corporate law or the law of commercial finance and must have served as an arbitrator in not less than three prior commercial arbitrations involving primarily questions of commercial or corporate law conducted under the AAA rules. The Arbitrator may not be a person who ever has been an affiliate of or attorney for any party or for any of their respective affiliates.

15.3 The parties shall allow and participate in discovery in accordance with the United States Federal Rules of Civil Procedure for a period of 90 days after the filing of an answer or other responsive pleading. Unresolved discovery disputes may be brought to the attention of the Arbitrator for resolution.

15.4 Any provisional remedy that would be available from a court of law shall be available from the Arbitrator to the parties pending arbitration. Any party may, without inconsistency with this Agreement, apply to any court of proper jurisdiction and seek injunctive relief to maintain the status quo until the arbitration award is rendered or the controversy is otherwise resolved.

15.5 The Arbitrator's award shall be made in writing, but shall not make any findings of fact or conclusions of law. The Arbitrator shall have no authority to award punitive or other damages not measured by the prevailing party's actual damages and may not, in any event, make any ruling, finding, or award that does not conform to the terms and conditions of this Agreement and the Note and Security Agreement. Judgment on any arbitration award may be entered by the Arbitrator or by any party in any court having jurisdiction thereof. No party or Arbitrator may disclose the existence, content, or results of any arbitration or arbitration award without the prior written consent of both parties except to the extent necessary to enter and enforce a judgment based upon such award.

15.6 The award of the Arbitrator shall be final and not subject to appeal. Each party hereby waives the benefit of any applicable law that would permit it to appeal the decision of the Arbitrator to any court or other authority.

15.7 All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of proofs. Notwithstanding the foregoing, the Arbitrator shall be entitled to tax and assess costs against any party (including the fees of attorneys and arbitrators) to the extent that the Arbitrator finds that such party delivered a unilateral Repayment Notice, on a basis which


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was unreasonable, speculative or primarily for the purpose of delaying the exercise of rights by the prevailing party.

15.8 The provisions of this Article XV shall survive termination of this Agreement. Any dispute regarding the applicability of this Article XV to a particular claim or controversy shall be arbitrated as provided in this Article XV.

                      [The next page is the signature page]


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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Escrow Agreement as of the day and year first above written.

                                        ABBOTT LABORATORIES


                                        By: /s/ Sean E. Murphy
                                            ------------------------------------
                                        Name: Sean E. Murphy
                                        Title: Vice President, Global Licensing/
                                               NewBusiness Development


                                        IMARX THERAPEUTICS, INC.


                                        By: /s/ Evan C. Unger
                                            ------------------------------------
                                        Name: Evan C. Unger
                                        Title: President and Chief Executive
                                               Officer


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        solely as Escrow Agent hereunder and
                                        not in its individual capacity


                                        By: /s/ R.C. Gergman
                                            ------------------------------------
                                        Name: R. C. Bergman
                                        Title: First Vice President